DocuSign Envelope ID: [redacted]

RAUSCH COLEMAN HOMES

CONTRACT CHECKLIST-NWA

Property Address: 1042 E SPARROW CIRCLE, FAYETTEVILLE, AR 72701

Development | Lot: CM-0094 Sales Pro: [redacted]

Buyer(s) Information

Name([redacted]

Email:

Traffic Source: ZILLOW Credit Contingency [ ] H2S/H2C [ ]

Lender Information

Company: CASH

Loan Officer: ______ Cell: ______

Email Address: ______

Loan type: RDG FHA VA Conv ADDI

Closing Information

Proj Close Date: 11/23/2022 PreSale X Spec

Real Estate Firm: [redacted] Agent: [redacted]

Email Address: Commission 2% Bonus $

Cell: [redacted]itle Company: FNT (circled) Split

Closing Costs Paid: 0 Sales $ | % 2

Required Supporting Document Checklist ** If applicable*

New Home Purchase Agreement	______	Credit Information Authorization	______	Prepaid Opt Receipt	______
EM Deposit Receipt	______	Change Order Policy	______	RC Elevation	______
Insulation Agreement	______	Customer Referral	______	RC Floor Plan	______
ADT Consent	______	Photo Release	______	Plat Map	______
Agent Referral	______	Lender PreQual	______	* Custom Opt Req	______
Option Selections	______	Color Selections	______	* Texas Disclosure	______
				* Alabama Disclosure	______

Notes: ______

Buyer Initia[redacted] [redacted]

RAUSCH COLEMAN HOMES

New Home Purchase Agreement

This New Home Purchase Agreement ("Agreement") is between **Rausch Coleman Homes NWA, LLC** the SELLER and **Arrived Holdings, LLC or Assigns** and (when applicable) , the BUYER(s). The parties hereby agree in consideration of the following mutual promises, representations and covenants, as follows:

1. **The Property.** SELLER agrees to sell and BUYER agrees to buy the real property and all construction, improvements, fixtures, and equipment located thereon, which is located at and more specifically described as follows (the "Property"):

   Lot: **94**
   Block: **0**
   Subdivision: **Creekside Meadows**
   Property Address (Street/City/State): **1042 E Sparrow Cir Fayetteville, AR 72701**

2. **Payment.** BUYER agrees to pay SELLER the Purchase Price of $ **278,865.00** for the Property, payable as follows:

   Upon the execution of this Agreement by BUYER, the BUYER will pay to SELLER, or the closing agent, the sum of **$10,000.00** as an Earnest Money Deposit, to be credited towards the Purchase Price at Closing and to be subject to the conditions stated in Paragraph 9. Any "Lot Reservation" funds previously paid by BUYER to SELLER shall be credited and applied to the Earnest Money Deposit.

   The balance of the Purchase Price shall be $ **268,865.00** and shall be paid by BUYER to SELLER as follows:

   ☒ Paid in cash upon Closing with BUYER's funds. Upon request by SELLER, BUYER shall provide proof of financial ability to pay the Purchase Price in full at Closing as a condition precedent to SELLER's obligation to commence any construction on the Property, if not already completed.

   ☐ Paid in cash upon Closing using loan proceeds to be obtained by the BUYER, subject to the terms of this Agreement concerning BUYER financing.

3. **Conveyance / Title.** At the Closing, upon payment of the Purchase Price as stated above, the SELLER shall make, execute and deliver to the BUYER a Special Warranty Deed conveying the Property free and clear of all liens and encumbrances subject to covenants, conditions, restrictions, easements and other matters of record, rights of way for public streets and highways, and non-delinquent property taxes and all matters which would be disclosed by an accurate survey. If BUYER elects to obtain enhanced title insurance coverage beyond that agreed upon in Paragraph 5.e, BUYER shall pay for the increase in title insurance cost in excess of the cost of a standard owner's or combination title policy. If SELLER agrees to provide title insurance pursuant to Paragraph 5.e, a copy of the title commitment shall be delivered to the BUYER who shall have 5 days from the date it is delivered in which to review the commitment. If BUYER notifies SELLER of a title defect that would render the title unmarketable within said 5 days, the SELLER shall have a reasonable time within which to determine (at its option), whether or not to cure the claimed defect. If within a reasonable time, the SELLER cannot or chooses not to cure the claimed defect then in that case, the BUYER either shall have the right to proceed to closing and accept a policy and title, subject to the defect, or BUYER may terminate this Agreement and be refunded the Earnest Money Deposit.

4. **Buyer Financing Provisions.**

   a. Loan Costs and Fees: In the event that the BUYER is using any form of grant or borrowed funds for the Purchase Price, the parties agree that all application fees, costs, loan origination fees, points, prepayment of interest or any other charge, cost or fee of any kind whatsoever shall be paid exclusively by the BUYER.

   b. Buyer Financing Application Process & Pre-Approval: BUYER agrees if any part of the Purchase Price is to be paid with borrowed funds that the BUYER shall notify and/or include as part of any loan application that BUYER

will promptly supply the lender with any requested information and that the BUYER will pay for any application fees, credit reports or appraisals. BUYER shall apply for financing and provide SELLER with a pre-approval letter from an institutional lender within five (5) business days from the execution hereof, and will provide evidence satisfactory to SELLER that BUYER has made application for financing, as a condition precedent to SELLER's obligation to commence any construction on the Property, if not already completed. BUYER understands that failure to make and to complete all lender requirements for financing and the loan application shall constitute a material breach of this Agreement, shall not release BUYER from its obligations hereunder, and could result in the loss of the Earnest Money Deposit under paragraph 9 of this Agreement and other remedies due SELLER.

c. In the event that the BUYER cannot obtain financing within a reasonable time, then the SELLER shall have the right, without obligation, to find alternative financing for BUYER. The BUYER hereby agrees that if the SELLER elects to seek alternative financing on behalf of BUYER, as allowed for above, then the BUYER will promptly upon request complete any and all applications and supply any and all financial information as requested by the lender. To facilitate this process, the BUYER agrees to pay for all loan costs incurred, including application fees, appraisal and credit reports as may be required by the lender. BUYER understands that the failure to make and complete all lender requirements for financing and the loan application shall constitute a material breach of this Agreement, shall not release BUYER from its obligations hereunder, and could result in the loss of the Earnest Money Deposit under paragraph 9 of this Agreement and other remedies due SELLER.

d. FHA/VA Amendatory Clause. It is expressly agreed that notwithstanding any other provisions of this Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise, unless the Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veteran Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than the Purchase Price stated herein. The Buyer shall have the privilege and option of proceeding with consummation of the sale without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. The Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

5. Closing:

a. Closing Date. Closing is the date, place, and time at which the BUYER pays the balance of the Purchase Price, executes the documents needed to complete the sale, meets all loan closing requirements of the lender, executes all documents needed to complete the 2-10 Home Buyers Warranty®, and SELLER delivers the executed and acknowledged deed to BUYER. The Closing Date for this transaction is estimated to be 11/23/2022 unless otherwise stated or extended as provided herein or as otherwise mutually agreed upon by the parties. In the event that any construction is to be commenced or completed, SELLER may deliver a Closing Notice to the BUYER that the Property is within 30 days of completion and Closing shall occur no later than 7 days after the completion date, even if this date is earlier than the original Closing Date specified above. If the BUYER does not attend and close the transaction on the Closing Date specified in the Closing Notice, SELLER shall have the right, but not the obligation, to require BUYER to pay $200.00 per day for each day the closing is delayed beyond the date set in the Closing Notice (said amount to be added to the Purchase Price or payable by Buyer, at Seller's election), up to and not to exceed 45 days after the specified Closing Date in the Closing Notice, after which time the SELLER may elect to terminate this Agreement and retain the Earnest Money Deposit as liquidated damages pursuant to Paragraph 9 or seek any other remedies available at law, including specific performance, via arbitration as provided herein. SELLER is not obligated to provide BUYER this extension and it shall in no way preclude SELLER's right to adhere to the Closing Date otherwise set by SELLER. The SELLER cannot make and does not make any promise or representations that the new home on the Property will be completed at any particular time. Any date sensitive notices or schedulings (ie. lease notices, moving companies, utilities, etc.) should not be made until after receipt of a Closing Notice and SELLER is not liable to BUYER for any costs or damages related to delays in construction and/or closing. Notwithstanding, this shall not release BUYER from its obligations to consummate the sale of the Property. An election by SELLER of a remedy shall in no way limit the SELLER from exercising other available remedies at law for breach of this Agreement (via arbitration).

b. Closing agent. The BUYER may choose its own professional closing agent [properly licensed if required] with a residential closing facility in the county where the Property is located. The closing agent(s) is/are authorized to provide the SELLER and BUYER with both the SELLER's Settlement Statement and BUYER's Settlement

Statement prior to the Closing Date such that both SELLER and BUYER shall have a reasonable opportunity to review prior to Closing.

c. Transaction. Once the BUYER has signed all the documents required by the closing agent, including the 2-10 Home Buyers Warranty® and other documents, and the Purchase Price has been paid to the SELLER, then the SELLER shall deliver the executed Warranty Deed to the BUYER.

d. Proration. Taxes and special assessments due on or before Closing shall be paid by the SELLER. Any and all general taxes, special assessments, subdivision fee or assessment, special improvements or other similar items shall be prorated as of Closing, unless otherwise specified herein. The parties agree that the closing agent's calculations are accepted by the BUYER as accurate and proper.

e. Closing Costs and Title Fees.

☒ SELLER shall furnish, at SELLER's cost, an owner's policy of title insurance in the amount of the Purchase Price, provided BUYER agrees to close the purchase through SELLER's preferred/affiliated title agency and lender.

☐ SELLER shall furnish, at SELLER's cost, a mortgagee's title policy (through a combination policy of title insurance), provided the BUYER agrees to close the purchase of the Property through SELLER's preferred/affiliated title agency and lender.

☐ SELLER and BUYER shall split the cost of a combination policy of title insurance, provided the BUYER agrees to close the purchase of the Property through SELLER's preferred/affiliated title agency and lender.

☒ SELLER will pay closing costs (e.g. loan closing costs, including origination fees, prepaid items, loan discount points, and all other financing fees and costs, settlement fees, document assembly fees, processing fees, etc.) up to $ 0 (a portion of which may be paid by lender) , provided BUYER agrees to close the purchase through SELLER's preferred/affiliated title agency and lender.

☐ BUYER has agreed to pay all closing costs (e.g. loan closing costs, including origination fees, prepaid items, loan discount points, and all other financing fees and costs, settlement fees, document assembly fees, processing fees, etc.) and any other cost associated with obtaining an owner's policy of title insurance in the amount of the Purchase Price. BUYER further agrees to pay any title agency fees.

6. **Possession.** The SELLER will deliver possession of the Property at Closing, unless otherwise extended or amended as provided herein.

7. **Construction / Change Orders.** Unless already completed, SELLER shall construct the new home on the Property in accordance with the plans and specifications attached hereto and made a part hereof and/or as referenced in the Construction Addendum attached hereto, which BUYER has agreed upon. SELLER reserves the right to make changes, or substitutions, or both, in the construction as necessary, required, authorized, or approved by BUYER and BUYER's lender. Unless already complete, any permitted changes in the construction of the new home shall be subject to and governed by the Construction Addendum attached hereto, and the BUYER expressly acknowledges that the Purchase Price and the Closing Date may be adjusted accordingly for any permitted changes, alterations, additions, subtractions, substitutions, or deviations, and BUYER remains responsible to pay such adjusted Purchase Price, including any applicable change order fees. Any such changes are not binding upon SELLER unless in writing and signed by both parties.

☐ The construction of the Property is complete.

☒ The construction of the Property is not complete. Construction shall be completed in accordance with the plans and specifications attached hereto and/or the Construction Addendum attached hereto.

8. **Subdivision / Homeowner's Association.** The BUYER understands that the Property, and the subdivision in which they are purchasing the Property, is or may be subject to covenants, restrictions, a homeowner's association, or other conditions with respect to the Property and its uses, and various types of fees, dues, assessments and similar charges against the

Property or improvements and that these will be binding on the BUYER and that these fees and charges may increase or change from time to time in accordance with the provisions set forth in the particular governing documents.

9. **Earnest Money Deposit / Rights / Default.** The Earnest Money Deposit due at the time of signing this Agreement is to be applied to the BUYER's Purchase Price and/or Closing Costs. If the SELLER is not able to complete construction of the improvements on the Property, is unable to deliver merchantable title, chooses not to cure any title defect when noticed by the BUYER within the provisions of Paragraph 3, or in any other way fails to deliver the Property in accordance with any terms herein by the Closing Date, then the Earnest Money Deposit shall be promptly refunded to BUYER and this Agreement shall be terminated. If the BUYER, in good faith and without fault and in compliance with Paragraph 4(b) and 4(c), is unable to obtain a loan or commitment for a loan within 30 days of the execution of this Agreement, and only if BUYER has provided to SELLER written documentation from the lender of BUYER's inability to obtain a loan or loan commitment within the same 30 day period, then this Agreement will terminate and the Earnest Money Deposit will be paid to SELLER as reasonable compensation for loss of sale and any work performed up to the date of termination. After the 30th day from the date this Agreement is signed, if BUYER fails to close on the Closing Date, then the Earnest Money Deposit shall be retained by the SELLER as liquidated damages and SELLER may terminate this Agreement or SELLER may seek any other remedies at law, including specific performance, via arbitration as provided herein. Notwithstanding anything herein to the contrary, no terms above shall abrogate either party's right to arbitrate any matters described herein.

10. **Inability to Obtain Construction Materials / Delays.** SELLER shall endeavor to complete the construction of the new home on the Property by the Closing Date. Nevertheless, SELLER may cancel this Agreement by returning the Earnest Money Deposit to the BUYER together with a written notice addressed to the BUYER if any of the following events occur: (a) a governmental bureau, department or subdivision imposes restrictions on the manufacture, sale, distribution or use of materials necessary in the construction of residential housing, (b) SELLER is unable to obtain materials from its usual sources due to strikes, lockouts, war, military operations, abnormal prices and requirements, shortages, acts of terror or national emergencies, or (c) the installation of public utilities is restricted or curtailed. Further, the closing date may be extended by SELLER if completion of the new home and/or the Property is delayed due to inclement weather, strikes, lockouts, or other disputes affecting either SELLER or any of its suppliers or material or labor, delay in issuance of certificates, permits, or licenses, delayed inspections, acts of war or terror or civil commotion, emergency proclamation, governmental regulations, or any reason beyond SELLER'S control.

11. **Survey.** The Property is a part of a recognized residential subdivision or development and if the BUYER desires a survey or any lender, or other local, state or federal government requires a survey of the Property, then the BUYER shall be responsible for all costs associated with the survey.

12. **Fixtures and Attached Equipment.** All improvements, fixtures and attached equipment, if any, are included in the Purchase Price.

13. **Buyer's Disclaimer of Reliance.** The BUYER certifies that BUYER will personally inspect or have a representative inspect the Property and review the plans, selection sheets and any other specification for any uncompleted part of the Property prior to Closing, and BUYER certifies that SELLER has not made and BUYER has not and will not rely on any verbal or other warranties, representations or statements of SELLER or any agent/affiliate/employee associated with the SELLER which is not expressed in this Agreement regarding size, including without limitation the square footage of improvements located on the Property, the quality, construction, value or condition of the Property, including without limitation all improvements, appliances, plumbing, electrical or mechanical systems. BUYER also understands that SELLER makes no representations or warranties with respect to the condition or status of streets or other publicly owned utilities or systems.

14. **Sales Agents / License Holder Disclosure – SALES AGENT REPRESENTS SELLER.** BUYER acknowledges that one or more individuals representing the SELLER in this transaction may hold real estate licenses. **Further, BUYER has been advised verbally and otherwise that the sales agent for this Property represents the SELLER exclusively** and that any warranty, representation or promise not made in writing and signed by SELLER is not binding on the SELLER and BUYER disclaims any reliance on such. BUYER agrees that in the event any warranty, representation or promise is made or has been made by any employee of SELLER that is not in writing or expressed in this Agreement that the BUYER will promptly report this to the SELLER.

15. **Brokers or Agency.** In the absence of a Realtor Representation Agreement which BUYER has previously notified and provided to SELLER in writing, BUYER represents and warrants that there are no claims for real estate brokerage or real estate commission or finder's fees in connection with the execution of this Agreement or the sale of the Property. The BUYER agrees to defend and indemnify the SELLER and hold the SELLER harmless against any and all claims, demands,

losses, costs, damages, expenses and fees, including attorney fees, and judgments arising from any such claim, including without limitation, those of brokers, agents, or finders employed or alleged to have been employed by the BUYER. Otherwise, any SELLER-acknowledged commissions/fees due to a BUYER's agent will be made by a single payment to BUYER's agent (or broker as directed) and SELLER shall not be responsible for multiple/split payments.

16. **Risk of Loss.** Risk of loss or damage to the Property by fire or other casualty occurring prior to Closing is expressly assumed by the SELLER.

17. **Governing Law.** This Agreement shall be governed by the laws of the State of Arkansas without regard to conflict of laws principles.

18. **Lead Based Paint Risk Assessment / Inspection.** The BUYER understands and agrees that the home on this Property was not constructed prior to 1978 and that there should be no lead-based paint hazards on the property.

19. **Merger Clause.** This Agreement when executed by both the BUYER and SELLER shall contain the entire understanding between the BUYER and the SELLER with respect to the sale of the Property and all other matters referred to or contemplated herein and shall supersede all prior or contemporaneous agreements, representations, discussions and understandings, oral or written, with respect to such matters.

20. **No Assignment.** This Agreement may not be assigned by BUYER unless the consent of SELLER is first obtained in writing. BUYER acknowledges that any warranty provided hereunder, including the 2-10 Warranty, is only for the benefit of the named BUYER and is not transferrable or assignable to any other person or subsequent owner. No warranty obligations either express or implied shall be extended beyond the SELLER and the named BUYER. In the event this provision conflicts with any other provision stated in any warranty document or otherwise, then this provision and limitation shall govern and prevail.

21. **Time.** BUYER and SELLER agree time is expressly of the essence in regard to all times and dates set forth in this Agreement.

22. **Affiliated Business Arrangement – Supplemental Disclosure.** In addition to previous disclosures provided, this is to give you further notice that Rausch Coleman Companies, LLC ("Rausch Coleman") and the broker(s) and title/mortgage companies involved in this transaction may have a business relationship with SELLER and/or other Rausch Coleman entities. SELLER and certain affiliated title/mortgage companies may be subsidiaries of Rausch Coleman. Because of this relationship, any referral to an affiliated title/mortgage company may provide a financial or other benefit to SELLER and Rausch Coleman. Regardless, BUYER is free to use the title/mortgage company of its choice and is not obligated to use any particular title/mortgage company that may be referred by or affiliated with SELLER. Additional notices may be attached to this Agreement and/or have already been provided.

23. **Notice.** The parties agree that the Closing Notice, or any other notice or communication by one party to the other is complete when mailed or faxed the following locations:

BUYER: [redacted]

SELLER: [redacted]

24. **Dispute Resolution.** Both SELLER and BUYER agree that any and all disputes or claims of any nature arising out of, connected with or relating to the construction and/or sale of the home described herein, any defects/damages related thereto, or this Agreement and the subject matter hereof, including any attachments or addendums hereto, whether sounding in contract or tort, shall be subject to and resolved by binding arbitration on an individual basis in accordance with the Real Estate Industry Arbitration Rules of the American Arbitration Association, and the decision of the arbitrator shall be binding. Any questions regarding arbitrability or the provisions hereof shall be decided by the arbitrator. To the extent allowed by law, the remedies available to the parties through arbitration shall be consistent with the remedies described in Paragraph 9. Judgment upon the agreement reached or the award rendered may be entered by any court having jurisdiction thereof. Only to the extent required by applicable law for enforceability of this arbitration provision,

SELLER shall be responsible for the portion of arbitration costs which resemble costs not traditionally associated with the judicial forum. This provision shall be controlled by the Federal Arbitration Act and the matters herein affect interstate commerce. BUYER and SELLER understand and acknowledge that the "parties" that are subject to and governed by this provision shall include and encompass the BUYER(s) and their heirs, successors, and representatives, and SELLER, and all related entities, affiliates, subsidiaries, principals and otherwise of SELLER. BUYER and SELLER also understand and acknowledge that by agreeing to and entering into this Agreement and the dispute resolution provisions stated herein, they waive the right to a jury trial, class action or other court action. If either party institutes court action, then the other party shall be entitled to recover from the court all attorney fees and costs incurred to seek enforcement of this arbitration agreement and any such award shall be independent of, and awarded prior to, any subsequent arbitration of the underlying claims. Both parties understand and acknowledge that these provisions are a material part of the consideration for this Agreement.

25. **Counterparts.** This Agreement may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Both BUYER and SELLER expressly agree that so long as both have signed an exact counterpart of this Agreement, so long as the counterparts are the same, that both parties shall be bound even though the signatures may be on different identical copies. This Agreement may be executed by fax so long as the signed fax is submitted by one party to the other.

26. **Severability.** If any provision of this Agreement is determined to be void, unenforceable, unlawful, invalid or determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and any and all other provisions shall nonetheless remain in full force and effect.

27. **No Third Party Beneficiary.** The provisions of this Agreement and the documents to be executed and delivered at Closing are and will be for the benefit of SELLER (and its affiliates) and BUYER only and are not for the benefit of any third party, and accordingly no third party shall have the right to enforce the provisions of this Agreement or the documents to be executed and delivered at Closing.

28. **Construction.** The parties acknowledge that they and their counsel, if they have so chosen to retain counsel, have reviewed, negotiated and revised this Agreement in cooperation and that the normal rules of construction to the effect that any ambiguities or terms are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

29. **No Recordation.** Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed in public record without SELLER's consent.

30. **Confidentiality & Disclosures.** The Terms herein will remain confidential, except for the parties that are required to have knowledge of this transaction, until it has actually been closed. Seller may obtain the services of third parties to collect Buyer feedback on the home purchase process through surveys and other means. Seller may share Buyer's information (including, but not limited to Buyer's name and contact information) with the third parties to assist them in providing services to Seller. By signing this agreement, Buyer authorizes Seller to share Buyer's information with third party service providers and grants the third parties the right to contact Buyer and/or use Buyer's information in compliance with applicable laws (including the transfer of that information).

31. **Attorney Approved.** The form of this Agreement and the terms contained herein has been reviewed and approved by a licensed attorney.

32. **Additional Notices:** See also the additional notices (if applicable) set forth in the addendum which is attached hereto and made a part hereof, and the terms of which are incorporated into this Agreement.

33. **Insulation.** An insulation notice is attached hereto in compliance with 16 C.F.R. §460, *et seq.*

34. **Non-Foreign Seller.** Seller represents that it is not a "foreign person" as such term is defined in the Foreign Investments and Real Property Tax Act of 1980 (26 U.S.C. § 1445f, et seq.) ("FIRPTA").

35. **Special Warranty Program.** The SELLER offers as an additional part of the consideration of this Agreement a 2-10 Home Buyers Warranty®, the terms of which are attached hereto and made a part of hereof unless otherwise limited or superseded by the governing terms hereof, and as a part of which certain implied warranties are excluded. The BUYER understands

that if this express warranty is not accepted by the BUYER in complete replacement of the excluded warranties that the SELLER will not sell the Property to the BUYER. The complete notice concerning this exclusion of Warranties is as follows:

EXCLUSION OF ALL IMPLIED WARRANTIES OR WARRANTIES CREATED BY OPERATION OF LAW

All implied warranties by the SELLER of the BUYER's Property are excluded by this Express Warranty, and the implied warranties excluded by this Agreement include but are not limited to the following listed implied warranties:

Implied warranties of merchantability, implied warranties of habitability; implied warranties of fitness for a particular purpose; implied warranties of suitability; implied warranties of good workmanship; implied warranties of good and workmanlike construction; implied warranties of human habitation; implied warranties of fitness; implied warranties of fitness for occupancy; implied warranties of fitness for occupancy as a human dwelling; and any other implied warranty of any type or sort, whether arising from contract or public policy or whether created by the courts, by the legislature or any regulatory body of any level of government in either the past or created in the future. The BUYER acknowledges and agrees that by signing this Agreement or by accepting any deed from the SELLER, that the SELLER is relying on this exclusion of all implied warranties and warranties created by operation of law in making this sale and that the SELLER would not sell the Property or construct any dwelling without the BUYER's agreement and acknowledgement of this waiver of all implied warranties.

36. Additional Terms. These additional terms control over any conflicting provisions stated elsewhere herein:

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BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICE AND DISCLAIMERS SET FORTH HEREIN.

[redacted]

Construction Addendum

This document is attached to the New Home Purchase Agreement between **Rausch Coleman Homes NWA, LLC**, the SELLER and **Arrived Holdings, LLC or Assigns** and (when applicable) the BUYER(s), and all terms and conditions and provisions of the New Home Purchase Agreement shall govern. If the new home on the lot covered by the New Home Purchase Agreement is not complete, then this document is intended to cover the BUYER's selections for the completion of the home. This document shall not apply if the home is complete as indicated in the New Home Purchase Agreement.

If the new home is not complete, then the SELLER is in the process of constructing a new home on the Property described in the New Home Purchase Agreement. The home will be constructed in general accordance with the plan chosen by the BUYER and the BUYER's choices from the SELLER's Selection Sheets completed by the BUYER.

1. **Construction Selections.** The BUYER's have made the following selections from the alternatives offered by the SELLER.

   Model Plan: The BUYER has selected **RC Roselyn** which is a floor plan from the SELLER's inventory of floor plans. The plan will be used for the general construction of the New Home; the square footages expressed on the plans are estimates of heated and cooled spaces only. The BUYER is aware that the actual square footage may vary as actually constructed by the SELLER and that the square footage estimate computed by inspectors or appraisers may vary substantially.

   Selection Sheet. BUYER has made the selections from the Selection Sheets attached to this document and initialed by BUYER. The BUYER understands that the selections may only be made from the alternatives offered by SELLER. In the event of a conflict among Selection Sheet and the Plans, the Builder Standard Features within the Plan shall control.

   Builder's Standard Features. The new home will be constructed using the Buyer's Choice Feature Sheet as a guide for like kind and quality. The exact model and manufacturer of any appliances, fixtures, HVAC systems, structural components, plumbing and kitchen items may vary according to local availability, supplier inventories, or market considerations, including price. The particular selection of these items is at the sole discretion of the SELLER, except to the extent that the BUYER has made selections from the alternatives offered on the Selection Sheet attached to this document and which SELLER is aware and has approved.

2. **Start and Finish of New Home.** In the event that the new home is partially complete, no work that may affect or be affected by the BUYER's selections on the Selection Sheet will be commenced or incorporated until the receipt by SELLER of an acceptable letter of intent or letter of pre-approval from the BUYER's lender providing assurances to SELLER's satisfaction that all necessary funds will be made available to pay the full Purchase Price for the Property at Closing. BUYER understands that the SELLER cannot provide a specific Completion Date because adverse weather, acts of God, labor strikes, material or labor shortages, material delivery delays and other conditions not in the control of SELLER may delay the completion and closing. SELLER shall not be liable to BUYER for any additional costs or damages (direct, indirect, special, or consequential) whatsoever related to delays in construction and closing.

3. **Construction Site.** Due to OSHA regulations, safety concerns, and SELLER lender/insurance requirements, BUYER is prohibited from entering the Property (or any other SELLER property) prior to Closing without an authorized SELLER representative present. If BUYER enters the Property prior to Closing without an authorized SELLER representative present, BUYER shall be in breach of the New Home Purchase Agreement and SELLER shall have the immediate and continuing right to terminate the New Home Purchase Agreement and retain the Earnest Money as damages for such breach. Notwithstanding, BUYER agrees that entry upon Property prior to Closing (whether with an authorized SELLER representative or not) shall be solely at BUYER's own risk. BUYER waives all claims against SELLER from loss or injury BUYER or BUYER's guests may sustain at any time while on the Property during construction.

4. **Subsurface Conditions.** In the event subsurface conditions are encountered on the lot that adversely affect construction as determined by the SELLER, in its sole discretion, this Agreement may be terminated by SELLER so long as all Earnest Money payments are refunded to BUYER with no further obligations from either party.

5. **Hazardous Materials.** The SELLER is not aware of the presence of any hazardous materials of any kind whatsoever, but the SELLER does not know what might be under the surface of the Property and does not and cannot make any representation, warranty or

implied warranty concerning the presence or absence of any hazardous substance under the surface of the lot. BUYER may, at BUYER's expense, have the subsurface tested for hazardous material by a commercial testing laboratory within 5 days of closing.

6. **Ownership of Plans, Selections Sheets and Builder's Standard Features.** The plans, Selection Sheets, and Builder's Standard Features are instruments of the service of SELLER through which the Property being constructed is described. These documents represent trade secrets that have been developed with substantial effort. BUYER shall not own or claim any ownership or claim a copyright in these documents. SELLER shall be deemed the author of them and they are for use solely with respect to the Property by SELLER. They are not to be used by the BUYER or anyone else on other projects or for additions to this Property without the express written consent of SELLER.

7. **Ownership of the New Home.** The BUYER and SELLER agree that the Property remains the sole and exclusive property, both legally and equitability, of the SELLER until the date of Closing and actual transfer of the Property. Until the Closing, the BUYER has no ownership interest, whether legal, equitable or by operation of law in either the improvements, fixtures, or land. Neither BUYER, nor BUYER's lender, shall have the right to require any escrow at Closing for any uncompleted or punch-list items. BUYER shall not occupy the Property, nor shall keys be released to BUYER, until SELLER has received all funds due from BUYER and the deed has been recorded. BUYER shall not be permitted to place any fixtures, personal property, or personal belongings in or on the Property until after the transaction has been fully Closed.

8. **Right to Repair.** The SELLER has taken all reasonable precautions against defective work. The SELLER has the right, but not the obligation, except as covered by the 2-10 Home Buyers Warranty®, to perform repairs, including reasonable cutting and patching that may be visible but that does not affect function.

9. **Risk of Loss.** The risk of loss or damage to the Property by fire or other casualty occurring up to the time of Closing shall be the SELLER's and after Closing the risk of loss shall transfer to the BUYER.

10. **Vegetation Maintenance.** The BUYER agrees that the vegetative ground coverings (landscaping and grass) will be sufficiently watered and maintained. The BUYER agrees that in the event any silt fencing remains on the property after Closing that the silt fencing will be maintained in its present condition and the silt fence will not be removed until the lot has healthy and growing vegetation. BUYER is solely responsible for maintaining and growing vegetation after Closing.

11. **Contingencies.** This section contains any contingencies related to this Property:

BY SIGNING BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE NOTICE AND DISCLAIMERS SET FORTH HEREIN.

[redacted]

Listing Broker Entity

Creekside Meadows
Community

CM : 94 : 0
1042 E Sparrow Cir Fayetteville, AR 72701
Lot Address

RAUSCH COLEMAN HOMES

Earnest Money Deposit Receipt

Lot/Block/Subdivision: **94-0 CM-Creekside Meadows**

Address: **1042 E Sparrow Cir Fayetteville, AR 72701**

Buyer(s): **Arrived Holdings, LLC or Assigns** and (when applicable)

Date: 11/03/2022

New Home Purchase Agreement Date: 11/03/2022

This document serves as a receipt for the Earnest Money Deposit payable under the New Home Purchase Agreement between the parties hereto.

These funds are: ☐ **Refundable** ☐ **Not Refundable**
(per the New Home Purchase Agreement)

Check Number:

Amount: $10,000

Check Date:

B[redacted]

B

L

Attach check here

Buyer Initial[redacted] [redacted]

RAUSCH COLEMAN HOMES

NEW HOME INSULATION DISCLOSURE ADDENDUM

As required by the Federal Trade Commission Regulations, the information relating to the insulation installed or to be installed in the improvements on the Property is either shown on the plans and specifications attached to the New Home Purchase Agreement or as follows:

A. exterior walls of improved living areas – insulated with Fiberglass Batt insulation to a thickness of 3.625 inches which yields an R-value of R-13.
B. walls in other areas of the home – insulated with N/A insulation to a thickness of ____ inches which yields an R-value of __________.
C. ceilings in improved living areas – insulated with Blown insulation to a thickness of 12 inches which yields an R-value of R-30.
D. floors of improved living areas not applied to a slab foundation – insulated with Expanded Polystyrene Board insulation to a thickness of 1" inches which yields an R-value of 5.
E. other insulated areas – insulated with Fiberglass Batt insulation to a thickness of 6.75 inches which yields an R-value of R-22.

All stated R-Values are based on information [redacted] by the manufacturer of the insulation.

[redacted] 11/4/2022

[redacted]e

Buye[redacted] Date

Selle[redacted]

RAUSCH COLEMAN HOMES

Agent Referral Agreement

Creekside Meadows : CM	**94-0**
Community	Lot/Block
Arrived Holdings, LLC or Assigns	
Buyer	Buyer

We agree to pay **SFR Realty, LLC** (when applicable) the amount of **2%** of the base price of home sales price as a referral fee for referring **Arrived Holdings, LLC or Assigns** and (when applicable) . For purposes of calculating this referral fee, the base price of the home is as stated and detailed on the "ADDENDUM/ENDORSEMENT TO AGREEMENT OF SALE", AND DOES NOT INCLUDE ANY OPTION AMOUNTS, LOT PREMIUMS, OR AMOUNTS CONTRIBUTED OR ADDED BY THE SELLER/BUILDER IN THE FORM OF BUILDER CONCESSIONS OR SIMILAR ALLOWANCES. This fee will be paid at closing upon the completion, acceptance, and final payment of a new home built by Rausch Coleman at **1042 E Sparrow Cir Fayetteville, AR 72701** . Furthermore, it is understood that by signing below all parties agree that Rausch Coleman agent(s) have full communication directly with buyer (and) referring agent above. By signing below, Listing Agent certifies that he/she did not engage Buyer Agent, and Buyer Agent certifies that he/she originated and introduced Buyer(s) to Seller and Listing Agent.

[redacted]
/2022
22 | 11:25 AM CDT
/2022
/4/2022
/2022
5/2022 | 4:52 PM CDT
Listing Broker Entity

- This agreement is terminated if the above individual is not under contract for a Rausch Coleman Home within 60 days.

Buyer Init[redacted] [redacted]

DocuSign Envelope ID: [redacted]

RAUSCH COLEMAN HOMES

Date Sensitive Notices & Acknowledgment

Creekside Meadows : CM | 94-0 ______________________ 11/03/2022
Community | Lot | Block Date

Arrived Holdings, LLC or Assigns ______________________ ______________________
Buyer Buyer

During the building process, delays can be experienced and Closing Dates may be moved to accommodate these delays. Due to the fluidity of the Closing Date, Date Sensitive notices and schedulings such as lease notices, moving companies, utilities, and all other date sensitive items should not be scheduled until after receipt of the Closing Notice from the Seller, as outlined in your New Home Purchase Agreement. The Seller **<u>is not</u>** liable to the Buyer for any costs or damages (direct, indirect, special or consequential) related to delays in construction and/or closing.

[redacted]

Buyer Initials [redacted] ______ [redacted]

RAUSCH COLEMAN HOMES

Prepaid Options Receipt and Acknowledgement

Creekside Meadows : CM | 94-0
Community | Lot | Block

11/03/2022
Date

1042 E Sparrow Cir Fayetteville, AR 72701
Property Address

Arrived Holdings, LLC or Assigns
Buyer

Buyer

The funds referenced in this form are prepayment to the Builder for options exceeding the community spec standards, selected by the Buyer(s) at the time of contract. Upon receipt of the appraisal showing a value of the purchase price or more, these funds will be credited to the Buyer(s) at the time of closing and will be reflected on the Closing Disclosure and/or ALTA Settlement Statement, as required by law. In the event the value of the home is appraised less than the contracted price, all parties agree to add this deposit to the appraised value and will close the transaction with the adjusted sales price. In the event [redacted]ed by the Builder and

[redacted]

Representative

$ 0 N/A

Buyer Initials [redacted] ______ [redacted]

RAUSCH COLEMAN HOMES

PHOTO RELEASE FORM

For value received, I grant to Rausch Coleman Companies, and its subsidiaries, affiliates, and assigns ("RCH"), the irrevocable right and permission to copyright, in its own name or otherwise, and use, reuse, publish and republish photographic portraits or pictures of me and my family or in which I/family may be included, in whole or in part, as part of a composite or distorted in character or form, without restriction, as to changes or alterations, in conjunction with my own or a fictitious name, or reproductions thereof in color or otherwise, made through any medium at its studios or elsewhere, and in any and all media now or hereafter known for illustration, promotion, art, editorial, advertising, trade, publishing, or any other purpose. I also consent to the use of any printed matter in connection therewith.

I waive any right that I may have to inspect to approve the finished product or products and the advertising copy or other matter that may be used in connection therewith or the use to which it may be applied.

I release, discharge, and agree to save harmless RCH and all persons acting under its permission or authority or those for whom it is acting, from any liability by virtue of any blurring, distortion, alteration, optical illusion, or use in composite form, whether intentional or otherwise, that may occur or be produced in the taking of such photographic portraits or pictures or in any subsequent processing thereof, as well as any publication thereof, including without limitation any claims for libel, invasion of privacy, or compensation.

I warrant that I am of full legal age and have the right to contract in my own name and on behalf of those named below. I have read this authorization, release and agreement prior to its execution, and I am fully familiar with the contents hereof. This release shall be binding upon me and my heirs, legal representatives and assigns.

MODEL / PARENT OR GUARDIAN (if a Minor)

[redacted] /2022

RAUSCH COLEMAN HOMES

Earnest Money, Change Orders and Additional Deposit Requirements

Creekside Meadows : CM | 94-0
Community | Lot | Block

11/03/2022
Date

Arrived Holdings, LLC or Assigns
Buyer

Buyer

THIS ADDENDUM SUPPLEMENTS AND IS SUBJECT TO THE TERMS OF THE NEW HOME PURCHASE AGREEMENT ("Agreement"). IN THE EVENT OF CONFLICT, THE TERMS OF THE AGREEMENT SHALL GOVERN.

A. Earnest Money Deposit Requirements:

a. The Earnest Money Deposit required for a single-story new construction build is **$2500.00.**

b. The Earnest Money Deposit required for a two-story new construction build is **$2500.00.**

c. The Earnest Money Deposit on inventory homes that are completed (80% or above) without change requests is **$2000.00.**

d. The Earnest Money Deposit required on inventory homes that are less than 80%, or any design home in which changes are requested is **$2000.00.**

B. Additional Deposit Requirements for Options (PrePaid Options):

a. All Custom Options (options that need to be submitted to Purchasing for estimation), except for fencing, require 100% non-refundable deposit money.

b. The Division standard for Options without additional non-refundable deposit money is **5% of the base price except when otherwise specified**. Anything exceeding the standard will require 100% non-refundable deposit money, at the time of exceeding the standard, whether that time is at Agreement execution or through Change Orders.

c. All Non-Refundable PrePaid Option deposits are subject to the Terms and Conditions as outlined in the PrePaid Options Receipt and Acknowledgment.

C. Change Orders:

a. Changes to the floor plan and elevation are not permitted.

b. All New Construction Sales have 7 calendar days from the time the Agreement is executed to make permitted changes without penalty (but which may require additional deposit).

c. All Inventory Home Sales must include available changes (see table below) at the time of Agreement to avoid Change Order fees (the 7-day window referred to above does not apply to Inventory Homes Sales).

d. Change Order requests outside of the above parameters will incur a $250 Change Order Fee per item, due at the time of request. If Change Order request is not granted, the $250 Change Order Fee per item will be returned to the Buyer.

*Garage Door Openers, Fencing, Interior Blinds, Guttering, and Appliances may be added after Frame Start

[redacted]

Buyer Initials [redacted] [redacted]

RAUSCH COLEMAN HOMES

Referral List

	Name	Phone Number	Email Address
1			
2			
3			
4			
5			
6			
7			
8			
9			
10			

RAUSCH COLEMAN HOMES

Credit Information Authorization Form

Creekside Meadows : CM | 94-0
Community | Lot | Block

11/03/2022
Date

Arrived Holdings, LLC or Assigns
Buyer

Buyer

I hereby authorize Rausch Coleman to verify and/or share my past and present employment earnings records, obtain tax returns, bank accounts, stock holdings, and other asset balances that are needed to process my mortgage loan application as well as close on the property. I further authorize Rausch Coleman to view and/or be advised about my consumer credit report from any lender I work with to obtain a mortgage for a Rausch Coleman home. I further authorize lender and Rausch Coleman to verify other credit information, including past and present mortgage or landlord references and utility companies. It is understood that a photocopy of this form will also serve as authorization for completing any attached form. The information the lender obtains is only to be used in the processing of my application for a mortgage loan. It is necessary for the lender, financial institution and builder to work together and share personal information to make informed decisions about building and closing a Rausch Coleman Home.

FHA and VA Applicants. I also acknowledge, by my signature below, the following Privacy Act Notice Statement:

> This information is to be used by the agency collecting it in determining whether you qualify as a prospective mortgagor for mortgage insurance or guaranty or as a borrower for a rehabilitation loan under the agency's program. It will not be disclosed outside the agency without your consent except to financial institutions for Verification of your deposits and as required and permitted by law. You do not have to give this information, but, if you do not, your application for approval as a prospective mortgagor for mortgage insurance or guaranty or as a borrower for a rehabilitation loan may be delayed or rejected. This information request is authorized by Title 38, U.S.C., Chapter 37; by 12 U.S.C., Section 1701 et seq., (if HUD/FHA); and by 42 U.S.C., Section 1452b.

NOTICE TO BORROWERS: this is a notice to you as required by the Right to Financial Privacy Act of 1978 that HUD/FHA has a right of access to financial records held by financial institutions in connection with the consideration of administration of assistance to you.

Financial records involving your transaction will be available to HUD/FHA without further notice of authorization but will not be disclosed or released by this institution to another Government Agency or Department without your consent except as required or permitted by law.

[redacted]

Buyer Initials [redacted] [redacted]

COX

OVER 60 YEARS RAUSCH COLEMAN HOMES

Thank you for considering **Cox Communications,** please complete the form below and a member of the **Cox Team** will contact you to discuss services you will need in your new home.

****You will be contacted as soon as referral is entered. Please tell the representative the date you would like a call back. A date that is closer to your move it.**

NEW HOME INFORMATION:

First Name: N/A **Last Name:** N/A

Best Contact#: N/A **Alternative#:** N/A

Street Address: N/A

City: N/A **State:** N/A **Zip Code:** N/A

Once again, thank you for considering **Cox Communications** and enjoy your new home!

*** This information will only be used by Cox, this does not give consent to share your information with other marketers*

[redacted]

DocuSign Envelope [redacted]

Account Statement

BUSINESS REWARD MONEY MARKET
SAVINGS

FIRST REPUBLIC BANK
It's a privilege to serve you®

[redacted]

Statement Period: September 01, 2022-September 30, 2022

Account Number: XXXXXX[redacted]

Account Summary XXXXXX[redacted]

Beginning Balance	$0.00	Average Daily Balance	$10,656,666.67
Total Deposits and Credits	$17,519,719.27	Minimum Balance	$0.00
Total Withdrawals and Debits	$2,000,000.00 -	Service Charges	$0.00
Total Checks Paid	$0.00	Interest Paid This Period	$19,719.27
Ending Balance	**$15,519,719.27**	Interest Year to Date	$19,719.27

Account Activity

Date	Description	Amount
	Deposits and Credits	
09/08	DEPOSIT TRANSFER TLR 01 BR 106 ARRIVED HOLDINGS I NC	$2,800,000.00
09/12	INTERNET TRANSFER FROM DDA# 80007594411 ON 09/12 AT 08:18	$9,200,000.00

[redacted]

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	[redacted]	HOUSE:	00940000	CHANGE ORDER#:	000
SELLERS:		CASE:	000225528	ENTERED:	11/02/2022
BUYERS:		ADDRESS:	1042 E Sparrow Cir	AGREEMENT DATE:	11/03/2022
MODEL:			Fayetteville, AR 72701	EST SETTL DATE:	11/23/2022
ELEVATION:					

SALES PRICE: $263,230.00

1. The New Home Purchase Agreement shall be amended as follows:

Qty	Option	Description	Sales Price
1	10410	14x7 Uncovered Patio Slab	$600.00
1	10710	Garage Door Opener Pre-Wire	$0.00
1	10721	Garage Door Opener - Level 1	$0.00
1	10765	Finish Garage - Texture, Paint, Trim	$0.00
1	10801	3050 Window - Standard Low E - Master Bedroom	$450.00
1	11200	6/12 30 Year Architectural Shingles	$0.00
1	11306	Full Sod	$0.00
1	25169	Upgrade Standard Tub/Shower in Master Bath to Soaking Tub/Shower with Level 1 Tile Walls	$2,100.00
		Match Floor Tile Level 1 or Cabo Ocean if Not Upgraded	
2	25310	Toilet Upgrade - Elongated Bowl; Each	$100.00
1	25352	Plumbing Faucet Upgrade Level 2	$0.00
		Chrome	
1	25360	8" Deep Kitchen Sink ILO Standard 6" Deep Sink	$0.00
1	25370	Upgrade Level 2 Plumbing Faucets to Level 3	$450.00
		Brushed Nickel	
1	25386	Pull Out Kitchen Faucet Upgrade - Brushed Nickel	$225.00
		Brushed Nickel	
3	35101	Ceiling Fan Pre-Wire and Brace	$225.00
		bedrooms 2-4	
1	35205	Add Door Bell and Chime	$0.00
1	35221	Internet Pre-Wire in Master Closet	$0.00
1	37092	Lighting Package Upgrade 2	$375.00
		Brushed Nickel	
2	37119	Upgrade Level 1 Ceilng Fan to Level 2 Ceiling Fan	$150.00
1	37140	Kitchen Can Light Upgrade	$200.00
1	37156	Add Single Recessed Light and a Switch Master Bath Tub	$85.00
1	37171	Add 4 Recessed Lights and a Switch Great Room	$250.00
1	37189	Add First Exterior Coach Light at Garage	$0.00
1	37190	Add Second Exterior Coach Light at Garage	$0.00
1	37222	Level 1 Ceiling Fan in the Great Room	$0.00

CONTINUE[redacted]

11/4/2022

BUYER DATE

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Creekside Meadows	HOUSE:	00940000	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes NWA, LLC	CASE:	000225528	ENTERED:	11/02/2022
BUYERS:	Arrived Holdings, LLC or Assigns	ADDRESS:	1042 E Sparrow Cir	AGREEMENT DATE:	11/03/2022
MODEL:	R50 / RC Roselyn		Fayetteville, AR 72701	EST SETTL DATE:	11/23/2022
ELEVATION:	B /Elevation B				

Qty	Option	Description	Sales Price
1	37251	Level 1 Ceiling Fan in the Master Bedroom	$0.00
1	37562	Thermostat Upgrade 2 - Programmable	$0.00
1	40005	Attic Insulation Upgrade 2	$0.00
1	40015	Wall Insulation Upgrade 2	$0.00
1	41030	HERS Testing	$0.00
1	55102	Cabinet Level 2 White	$500.00
1	55140	Refrigerator Cabinet	$0.00
1	55150	Crown on Kitchen Cabinets	$0.00
2	55187	Full Width Single Sink Master Vanity Cabinet Base with Drawer Stack; 35" Height	$0.00
1	57071	Flush Bar Top - Granite	$100.00
1	57131	Granite Kitchen Countertops Level 1 Luna Pearl	$2,200.00
1	59501	Tile Kitchen Backsplash Level 1 - For Granite Kitchen Counter Tops See upgrade for color selection	$225.00
1	59502	Tile Kitchen Backsplash Level 2 Upgrade SUBWAY TILE WHITE	$300.00
1	60101	Luxury Vinyl Plank In Wet Areas Corning- Peppercorn #124	$900.00
1	60111	Luxury Vinyl Plank In Living/Adjacent Hallways Corning- Peppercorn #124	$1,300.00
1	72601	Upgrade Exterior Steel 6-Panel Door(s) to Fiberglass 6-Panel Door(s)	$0.00
1	72605	6-Panel Door Upgrade	$0.00
1	72623	Add Master Bath Door for Optional Water Closet	$400.00
1	73075	Window Sills - Whole House	$250.00
1	73103	Slope Ceiling; Raise 1' - Living Areas; Per Municipal Requirements	$3,100.00
1	73140	Attic Stairs; 8' Plate (Before Trim)	$0.00
1	73230	Add Deadbolt to Garage Entry Door	$100.00
1	73300	5 Shelf Pantry Upgrade	$150.00
1	83160	Stainless Steel Package with Electric Smooth-Top Range Stainless	$900.00
1	88926	Engineer Registration	$0.00

CONTINUED... [redacted]

11/5/2022 | 11:25 AM CDT

SELLER DATE

[redacted]

11/4/2022

BUYER DATE

DocuSign Envelope ID: [redacted]

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Creekside Meadows	HOUSE:	00940000	CHANGE ORDER#:	000
SELLERS:	Rausch Coleman Homes NWA, LLC	CASE:	000225528	ENTERED:	11/02/2022
BUYERS:	Arrived Holdings, LLC or Assigns	ADDRESS:	1042 E Sparrow Cir	AGREEMENT DATE:	11/03/2022
MODEL:	R50 / RC Roselyn		Fayetteville, AR 72701	EST SETTL DATE:	11/23/2022
ELEVATION:	B /Elevation B				

Qty	Option	Description	Sales Price
1	88990	Market Requirements	$0.00
1	89217	Development Requirements Creekside Meadows	$0.00
1	89276	Municipal Requirements Fayetteville	$0.00
1	89293	Foundation Requirements- Creekside Meadows	$0.00
1	89515	OSB In Lieu of T-Ply - 8ft Plate	$0.00

2. Total of any previous addendums:	$0.00
Additions/Credits selections as noted above:	$15,635.00
New Options Total:	$15,635.00

3. The sales price of the New Home Purchase Agreement shall be changed as follows:

Base Sales Price:	$273,230.00
Less Incentives:	$10,000.00-
Lot Premium:	$0.00
Options Total:	$15,635.00
Total Sales Price:	$278,865.00

4. Buyers deposit amount shall be increased by:	$0.00

All othe[redacted]all remain unchanged and in full force and effect.

SELLE[redacted] | 11:25 AM CDT

BUYER[redacted]

DA0BABF2CF604E4...

BUYER ______________________ DATE ______________________

DocuSign Envelope ID: [redacted]

ADDENDUM/ENDORSEMENT TO AGREEMENT OF SALE

COLOR SELECTIONS

DEV:	Creekside Meadows	**HOUSE:**	00940000	**CHANGE ORDER#:**	000
SELLERS:	Rausch Coleman Homes NWA, LLC	**CASE:**	000225528	**ENTERED:**	11/02/2022
BUYERS:	Arrived Holdings, LLC or Assigns	**ADDRESS:**	1042 E Sparrow Cir	**AGREEMENT DATE:**	11/03/2022
MODEL:	R50 / RC Roselyn		Fayetteville, AR 72701	**EST SETTL DATE:**	11/23/2022
ELEVATION:	B /Elevation B				

Entries in bold and prefixed with * are changes requested by Buyer that are pending acceptance.**

EXTERIOR			
Exterior Colors	020	Brick	Flagstaff - Meridian
Exterior Colors	030	Stone	None
Exterior Colors	040	Siding	Stone Mountain Clay
Exterior Colors	050	Fascia/Soffit	Stone Mountain Clay
Exterior Colors	060	Shake Siding	None
Exterior Colors	070	Front Door/Shutter	Black Fox SW #7020 & 59 Brown/ AF-046
Exterior Colors	080	Garage Door	Sandstone

INTERIOR			
Interior Colors	25169	Upgrade Standard Tub/Shower in Master Bath to Soaking Tub/Shower with Level 1 Tile Walls	Match Floor Tile Level 1 or Cabo Ocean if Not Upgraded
Interior Colors	60101	Luxury Vinyl Plank In Wet Areas	Corning- Peppercorn #124
Interior Colors	60111	Luxury Vinyl Plank In Living/Adjacent Hallways	Corning- Peppercorn #124
Interior Colors	110	Interior Walls	Agreeable Grey SW 7029
Interior Colors	120	Trim Paint	Extra White SW 7006
Interior Colors	130	Carpet	Prodigy - Phantom - 969

COUNTERTOP			
Countertop Colors	57131	Granite Kitchen Countertops Level 1	Luna Pearl
Countertop Colors	59501	Tile Kitchen Backsplash Level 1 - For Granite Kitchen Counter Tops	See upgrade for color selection
Countertop Colors	59502	Tile Kitchen Backsplash Level 2 Upgrade	SUBWAY TILE WHITE
Countertop Colors	170	Laminate Counter	Spring Carnival

CABINETS			
Cabinet Colors	55102	Cabinet Level 2	White

FINISHES			
Finishes Colors	25352	Plumbing Faucet Upgrade Level 2	Chrome
Finishes Colors	25370	Upgrade Level 2 Plumbing Faucets to Level 3	Brushed Nickel
Finishes Colors	25386	Pull Out Kitchen Faucet Upgrade - Brushed Nickel	Brushed Nickel
Finishes Colors	37092	Lighting Package Upgrade 2	Brushed Nickel
Finishes Colors	83160	Stainless Steel Package with Electric Smooth-Top Range	Stainless
Finishes Colors	230	Hardware	Brushed Nickel

All other te [redacted] ll force and effect.

SELLER [redacted]

BUYER [redacted]

BUYER ______________________ DATE ______________________

Buyer's Choice

CREEKSIDE MEADOWS

RAUSCH COLEMAN HOMES

Community Features

- Underground Utilities
- City of Fayetteville School District
- Architecturally planned community
- Convenient access to the University of Arkansas, Downtown Fayetteville, Razorback Greenway and I-49

Exterior

- Vinyl Siding by Plygem
- Carriage Style Metal Garage Door with for opener
- Stained Cedar Columns (per plan)
- Front Door Entry Knob with Deadbolt
- Exterior Freeze Proof Hose Bibs
- Window Screens on All Operable Windows
- Whole yard with Bermuda Sod
- Insulated Fiberglass Front Door and Rear Door
- Landscaping Package

Energy & Safety Features

- Smoke and Carbon Monoxide Detectors
- Plygem Vinyl Frame Windows with Low-E Insulated Glass
- Insulation: R-15 Walls and R-38 Blown Ceiling
- Insulated HVAC Duct
- Low Energy LED Light Bulb Package
- Insulated Foundation
- Climate Barrier House Wrap
- Lennox 80% efficient 14 SEER HVAC unit
- Programmable Thermostat
- Insulated Fiberglass Exterior Doors
- HERS Rating Energy Program
- GFCI Safety Plugs in All Baths, Kitchens, Garage and Exterior Outlets
- UL Approved Smoke Detectors with Battery Back-up
- Dead Bolt Locks on Front and Rear Doors (per plan)

[redacted]

Kitchens

- Elegant Chrome Plumbing Fixtures
- Decorative Laminate Counter tops with Waterfall Edge
- Birch Cabinets with Concealed Hinges
- Frigidaire® Appliances:
  - Range with Recirculating Vent Hood
  - Dishwasher
- Icemaker Connection Outlet
- Disposal 1/3 HP Heavy Duty
- Chrome Kitchen Faucet (Upgrade faucets available!)

Interior

- Mohawk Floor Coverings
- Knock Down Textured Ceilings & Walls
- Brushed Nickel finish Light Fixtures
- Sherwin Williams Paint
- 6 Panel door style (Upgrade styles available!)
- Brushed Nickel Door Hardware
- Finished Garage- textured walls, trim and paint.
- Ceiling Fan in living room and owners bedroom
- Pre-wired for Cox Internet

Bathrooms

- Fiberglass Easy Care Tubs & Shower Units (per plan)
- Decorative Laminate Countertops with Waterfall Edge and White Self-Rimming Sinks in Full Baths
- White Pedestal Sinks in Powder Baths (per plan)
- Exhaust Fans in All Bathrooms Vented to Outside
- Elegant Chrome Sink/Tub Fixtures

Quality Construction

- Steel-reinforced Slabs on Grade
- Oriented Strand Board Roof Decking for Added Strength
- Vinyl Siding and Exterior Trim
- Quality PEX Plumbing
- Copper Wiring
- 30 Year Architectural Asphalt Shingles
- Engineered Floor Trusses on Two-Story Homes

DocuSign Envelope ID: [redacted]





OPT. LIVING ROOM TRIPLE WINDOW
PATIO
MSTR. BEDROOM
GREAT ROOM
DINING
KITCHEN
W.I.C.
HALL
BEDROOM 2
LAUNDRY
BEDROOM 4
BATH
ENTRY
GARAGE
PORCH
BEDROOM 3

First Floor



M. BATH
OPT. M. BATH DOUBLE BOWL SINK
OPT. SOAK TUB & SHOWER
OPT. 60" SHOWER
OPT. SOAK TUB W/ SHWR HEAD
W.I.C.
POWDER
HALL
LAUNDRY
OPT. POWDER BATH
OPT. FLUSH BAR TOP ISLAND
OPT. BARTOP
BATH
OPT. BATH DOUBLE BOWL SINK
OPT. HVAC CLOSET
PORCH
ELEV E FRONT PORCH

RC Roselyn

4 BED • 2 BATH
2 CAR GARAGE

[redacted]

LONG LIVE HAPPY HOMES®

Drawing is an artistic rendering only. Actual home, options and floorplans may vary from rendering and by community. Optional elevation drawings on reverse side.

RAUSCH COLEMAN HOMES®

RCH.com

844.4RCHomes

Version 04


18'-4"
12"
6"
12"
6"
12"
6"
12"
6"
SHINGLES AS SPEC
COACH LIGHTS
PLT
HDR
COACH LIGHTS
ROWLOCK
SLAB
8'-1"
6'-8"
6'-0"
1'-8"
BRICK VENEER
BRICK SOLDIER COURSE
INTERIOR PORCH WALLS BRICK VENEER WITH BRICK ROWLOCK
BRICK SOLDIER COURSE
BRICK VENEER
BRICK ROWLOCK
BRICK SOLDIER COURSE

FRONT ELEVATION

Dev[redacted]
Buy[redacted]
Date[redacted]

DocuSign Envelope ID: [redacted]


Lot 86, Creekside Meadows
Lot 87, Creekside Meadows
50.50'
S87°03'55"E
Lot 88, Creekside Meadows
17.08'
17.08'
Dev
Buy
Dat
[redacted]
39.00'
5.75'
5.75'
Proposed 14.0'x7.0' Uncovered Concrete Patio
99.50'
N02°56'05"E
S02°56'05"W
99.50'
LOT 94
0.12 Acre
Proposed 1-Story Brick & Frame Residence
(RC Roselyn B-LH)
Lot 95, Creekside Meadows
Lot 93, Creekside Meadows
61.00'
61.00'
57.42'
57.42'
5.29'
5.5" BRICK
5.00'
9" EAVE
5.0'
BSL
Proposed Covered Concrete Porch
6.33'
14.00'
10.42'
12.67'
20.00'
5.75'
5.75'
N87°03'55"W
50.50'
21.42'
20.50'
12" EAVE
Prop. Conc. Drive
16.0'
15.0'
BSL
20.0'
UTILITY ESMT.
25.00'
5.0' SIDEWALK
6.0' GREENSPACE
22.0'
CL R/W
11.0'
E. SPARROW CIRCLE
(44.0' R/W, 22.0' Asphalt w/Curb & Gutter)

EAVE NOTE:
MAXIMUM 9" EAVES REQUIRED TO FIT SIDE-YARD SETBACKS.

PLAT INFO:
BASED ON PLAT FILED: 10-29-2021, FILE #0024-00000373, WASHINGTON COUNTY, ARKANSAS.

SQUARE FOOTAGE:
SOD - 2344.61± SQ. FT.
DRIVE & PATIOS - 479.00± SQ. FT.
LEAD WALK - 61.00± SQ. FT.
SIDEWALK - 252.50± SQ. FT.

JAKE WORTHINGTON
Residential Plot Plans
P.O. Box 2021
Alma, AR 72921
(479)-226-6400
e-mail: zjakew@gmail.com

FAYETTEVILLE, WASHINGTON COUNTY, ARKANSAS
PLOT PLAN OF
LOT 94,
CREEKSIDE MEADOWS

FOR USE BY:
Rausch Coleman Homes
PROPERTY ADDRESS:
1042 East Sparrow Circle
Fayetteville, AR 72701

DATE: 2-14-2022
JOB NO: 21-08-01
SCALE: 1"=10'

NOTES:
- ALL DIMENSIONS SHOWN ARE IN DECIMAL FEET FORMAT.
- ALL HOUSE DIMENSIONS SHOWN ARE TO OUTSIDE OF FRAME UNLESS OTHERWISE NOTED.
- CONTRACTOR TO VERIFY ALL DIMENSIONS PRIOR TO CONSTRUCTION.
- ALL PROPERTY INFORMATION SHOWN IS BASED ON SUBDIVISION PLAT PROVIDED BY DEVELOPER AND MAY BE SUBJECT TO CHANGE.

LEGEND
= SUBJECT PROPERTY LINE
= ADJOINER PROPERTY LINE
= ROAD CENTERLINE
= BUILDING SETBACK LINE
= EASEMENT LINE
= CALCULATED POINT

ABBREVIATIONS
R/W = RIGHT-OF-WAY
ESMT. = EASEMENT
BSL = BUILDING SETBACK LINE
PROP. = PROPOSED
ARC L. = ARC LENGTH
ARC R. = ARC RADIUS
CHORD B. = CHORD BEARING
CHORD D. = CHORD DISTANCE

REVISIONS	DATE

10 0 10
Scale in Feet

[redacted]

Type: REAL ESTATE
Kind: PROTECTIVE COVENANT
Recorded: 11/2/2021 2:15:53 PM
Fee Amt: $95.00 Page 1 of 17
Washington County, AR
Kyle Sylvester Circuit Clerk

File# 2021-00042257

DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR CREEKSIDE MEADOWS, A SUBDIVISION TO THE CITY OF FAYETTEVILLE, ARKANSAS

KNOW ALL MEN BY THESE PRESENTS:

That NWA LD, LLC ("Declarant/Developer"), an Arkansas limited liability company, being the owner and developer of the following-described property located in the City of Fayetteville, Washington County, Arkansas, to-wit:

SEE EXHIBIT "A" ATTACHED HERETO (the "Property")

said Property having been duly platted as Lots # 1 - 113, Creekside Meadows, an addition to the City of Fayetteville, Washington County, Arkansas, a copy of said Plat being attached hereto as Exhibit "B", and hereinafter referred to as "Creekside Meadows" ("the Subdivision"), this Declaration of Covenants, Conditions and Restrictions ("Declaration" or "Covenants") being for the benefit of Declarant and each successive owner of any Lot within the Property, and to provide for the efficient preservation and maintenance of the Property and Common Property contained therein, the Declarant desires to impose upon the Property the covenants, conditions, restrictions, easements, and charges contained in this Declaration and, further, hereby creates the Creekside Meadows Property Owners Association ("Association") to which will be delegated and assigned the power and obligation of maintaining the Property and Common Property and other Association business in accordance with the terms of this Declaration.

And the said Declarant, as owner and developer of said Property and Subdivision, does hereby state that these Covenants shall establish covenants running with the land for the period of time hereinafter set forth, as provided by law, and shall be binding upon all purchasers and owners of Lots within the Subdivision, and upon such owners' heirs, personal representatives, successors and assigns, and upon all persons claiming under them.

1. Definitions.

The following words, when used in these Covenants or any amendments or supplements hereto shall have the respective concepts and meanings set forth below:

"Addition" or **"Subdivision"** shall mean and refer to the Property described above.

"Association" shall mean and refer to "Creekside Meadows Property Owners Association" established contemporaneously with the filing of this Declaration.

"Board" or **"Board of Directors"** shall mean and refer to the Board of Directors of the Association elected in accordance with the provisions of the ByLaws of the Association.

"Builder" shall mean a residential builder licensed under Arkansas law.

DocuSign Envelope ID: [redacted]

Pre Paid Options Worksheet

Turn In With Each Contract

Base Price	$ 273,230
Lot Premium	$ -
Covered Patio	$ -
Slope Ceiling	$ 3,100
9 Foot Plate	$ -
3rd Car Garage	$ -
Front Brick	$ -
Total Divided by .95% or community specific	$ 276,330

Total Price Allowed	$ 307,033
Total Sales Price	$ 278,865
PPO Collected	$ -

CONTRACT CHECKLIST

PAGES 1-23	
Prequal (loan) or Proof of Funds (cash)	✓
Driver's License	✓
Option Addendums & Color Addendums (place colors behind addendums)	✓
Cox Referral	✓
Form Elevation	✓
Floor	✓
Plan	✓
Plat	✓
CCR's	✓
Buyers Choice	✓
Options List (Presold Only)	✓
* Promotion Page* varies per month	✓

Always use the PPO Worksheet

Options List Steps:

- -Translator
- -Options List
- -pick your community
- - pick your elevations & floor plan
- - print

List information for surrounding homes.

If layout is different please list next closest home.

Lot # 95
Plan MORGAN
Elevation C
Shutters NAVY
Trim WHITE

Lot # 94
Plan ROSELYN B
Elevation B
Shutters BROWN
Trim CLAY

Lot # 93
Plan CYPRESS
Elevation B
Shutters BROWN
Trim CLAY



Lot # 24
Plan CHELSEY
Elevation B
Shutters RED
Trim CLAY